Exhibit 99.1
ARGON ST, INC.
12701 Fair Lakes Circle, Fairfax, VA 22033
703.322.0881 Fax 703.322.0885
www.argonst.com

NEWS RELEASE

For Immediate Release

Argon ST, Inc. Announces New COO

FAIRFAX, VA, August 23, 2006 / Business Wire / — Argon ST, Inc. (NASDAQ: STST), announced today that it has established and filled the position of COO.

Dr. Terry Collins, CEO and President of Argon ST, announced today the creation of the position of Chief Operating Officer (COO) and appointed with Board approval Kerry Rowe to assume the duties. Mr. Rowe was previously serving as the Vice President for Reconnaissance Systems in Argon ST.

In announcing the new position, Collins noted that the Company had undergone tremendous growth through sustained business with customers, new business in new areas and through a series of key acquisitions. “The combination of vigorous growth with a set of key customers, movement into additional disciplines within the C4ISR domains, and the diversity brought by these acquisitions dictates that we take this important step” Collins went on to say.

Mr. Rowe joined Argon in November 2000 and has a rich and successful record in the C4ISR community. He is a recognized authority in the area of unmanned aerial vehicles and airborne SIGINT, having previously served as the Vice President of C3I Remote Systems at Raytheon. At Argon ST, he has been instrumental in the Company’s fast growth and record of success. “I am tremendously pleased and proud that Terry and the Board of Directors have shown their confidence in me via this appointment” he noted “and I am honored to have the opportunity to lead the operations of Argon ST as we continue to provide solutions that protect and support the success of our war fighters.”

Argon ST, Inc. designs, develops, and produces systems and sensors for the Command and Control Communications, Computers, Intelligence, Surveillance, and Reconnaissance (C4ISR) markets including SIGINT (Signals Intelligence), ESM (Electronic Support Measures), EW (Electronic Warfare), imaging, and acoustic systems serving domestic and worldwide markets.

Forward-Looking Statements

Statements in this press release which are not historical facts are forward-looking statements under the provision of the Private Securities Litigation Reform Act of 1955. Forward-looking statements are not guarantees of future performance and are based upon numerous assumptions about future conditions that could prove not to be accurate. Forward-looking statements are subject to numerous risks and uncertainties, and our actual results could differ materially as a result of such risks and other factors. In addition to those risks specifically mentioned in the reports filed by the Company with the Securities and Exchange Commission (including the Company’s Form 10-K for the fiscal year ended September 30, 2005), such risks and uncertainties include, but are not limited to: the availability of U.S. and international government funding for the Company’s products and services; changes in the U.S. federal government procurement laws, regulations, policies and budgets (including changes to respond to budgetary constraints and cost-cutting initiatives); the number and type of contracts and task orders awarded to the Company; the exercise by the U.S. government of options to extend the Company’s contracts; the Company’s ability to retain contracts during any rebidding process; the timing of Congressional funding on the Company’s contracts; any government delay or termination of the Company’s contracts and programs; difficulties in developing and producing operationally advanced technology systems; the timing and customer acceptance of contract deliverables; the Company’s ability to attract and retain qualified personnel, including technical personnel and personnel with required security clearances; charges from any future impairment reviews; the future impact of any acquisitions or divestitures the Company may make; the competitive environment for defense and intelligence information technology products and services; general economic, business and political conditions domestically and internationally; and other factors affecting the Company’s business that are beyond its control. All of the forward-looking statements should be considered in light of these factors. Investors should not put undue reliance on any forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect new information, future events or otherwise, except as provided by law.

CONTACT:

Darrell Campbell
703.828.2193
Darrell.Campbell@argonst.com
URL www.argonst.com